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Exhibit 1

For further information:  Cynthia Navadeh
                          412-690-1442

    Consolidated Natural Gas Reports Record Earnings for 1997

    Basic earnings per share: $3.21 in 1997 vs. $3.17 in 1996

              Second year of record-setting results

               Fourth quarter results also improve

     PITTSBURGH, February 17, 1998  Consolidated Natural Gas

Company today reported record-setting financial results, with net income of $304.4 million, or basic earnings per share of $3.21,

compared with $298.3 million, or $3.17, in 1996.

     Diluted earnings per share were $3.15 in 1997, versus $3.13 in 1996.

     In the fourth quarter of 1997, CNG had net income of $89.4 million, or basic earnings per share of 94 cents, compared with

$88.0 million, or 93 cents, a year earlier. Diluted earnings per share were 92 cents in the 1997 fourth quarter, versus 91 cents a year earlier.

     Record production of oil and natural gas, along with

continued strict cost controls, were the major reasons for the higher 1997 results. They more than offset the impact of warmer weather and lower wellhead prices for oil and gas.

     The 1997 results include a non-cash, after-tax charge of

$6.7 million, or 7 cents a share, in the fourth quarter to write down a part of the cost of CNG's oil producing properties in

Canada. The write-down was caused by a significant decline in the market prices for Canadian heavy oil production,

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and does not affect the company's properties in the United

States. CNG's 1996 results included special charges of $9.9

million after taxes, or 10 cents a share, related to workforce reductions.

     "Financially, 1997 was the best year in CNG's 55-year

history, topping the record set just the year before," said

George A. Davidson, Jr., chairman and chief executive officer.

"The exploration and production operations performed superbly,

contributing 26 percent of CNG's pretax operating income in 1997.

Our target for 1999 for this segment is $200 million in pretax operating income.

     "Our gas distribution and transmission companies in 1997

turned in the strong, stable performances we have come to expect,

continuing to focus on tough cost controls and improved

productivity measures. The energy marketing business is not yet profitable, but has established itself as an important competitor in a marketplace that is still growing and changing rapidly. CNG

Energy Services Corporation is the largest non-utility supplier of energy to homeowners in the nation, with about 120,000

customers for competitively priced natural gas and electricity.

It has a similar number of customers for energy-related services,

making a total of some 235,000 retail customers."

     CNG's operating revenues jumped by nearly $2 billion, to

$5.7 billion, in 1997. This reflects the fact that volumes of natural gas sold and transported by the energy marketing segment more than doubled in 1997. As is typical for businesses of its kind, the energy marketing segment has high volumes and low

margins.

Results by Business Component

     Here are the 1997 results for each of the companys four

business components:

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Exploration and Production

     Pretax operating income for exploration and production was

$142.8 million in 1997, up 7 percent from $133.2 million a year earlier. In the fourth quarter of 1997, pretax operating income for exploration and production was $30.8 million, down from $43.5 million a year earlier. Both 1997 periods were affected by the non-cash write-down of the Canadian oil producing properties, and the fourth quarter also was affected by lower wellhead prices and slightly lower gas production.

     The biggest factor in the improved 1997 results was higher production of both oil and natural gas. Oil production was up 53 percent, to a record 7.3 million barrels in 1997, mostly because of Neptune, an oil project in the deep waters of the Gulf of

Mexico that began producing in March 1997. Production of natural gas also increased, by 7 percent, to a record 155.3 billion cubic feet. On a combined basis, CNG produced 199 billion cubic feet equivalent of oil and natural gas, an all-time record, in 1997.

     For the year as a whole, the higher production levels more than compensated for declining prices. Mirroring market trends,

the average wellhead price for CNG's oil production in 1997 was

$16.07 a barrel, a decline of $1.53 from 1996, and the average wellhead price for CNG's natural gas production was $2.43 a

thousand cubic feet, down 3 cents.

     Further details of the company's exploration and production operations are available in an accompanying news release.

Natural Gas Distribution

     Pretax operating income for the company's four local gas

utilities was $266.6 million in 1997 compared with $258.4 million in 1996. For the fourth quarter of 1997, pretax operating income for this segment was $95.4 million,

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up from $82.5 million a year earlier. The results for both 1996 periods, however, included charges of $8.2 million for workforce reductions.

     Throughput the volume of gas sold and transported declined 1 percent in 1997, to 462.1 billion cubic feet. In the fourth

quarter, throughput increased 2 percent, to 141.8 billion cubic feet.

     Weather, a major factor in this segments results, was 1.9

percent colder than normal in 1997, but 4.3 percent warmer than in 1996. The warmer weather countered some of the impact of lower operation and maintenance expenses. In the fourth quarter of

1997, results were boosted by weather that was 2.2 percent colder than a year earlier and cost controls.

Natural Gas Transmission

     Pretax operating income for CNG's interstate gas pipeline

and storage component was $178.4 million in 1997, compared with

$178.8 million in 1996. For the fourth quarter, pretax operating income for this segment was $39.7 million, down from $44.9

million a year earlier. Both 1997 periods were affected by a $5.8 million charge related to the company's withdrawal from a gas storage development project.

Energy Marketing Services

     CNG's unregulated energy marketing services segment had a

pretax operating loss of $17.1 million in 1997, versus a pretax operating loss of $9.1 million in 1996. For the fourth quarter of

1997, energy marketing services had pretax operating income of

$2.2 million, versus a pretax operating loss of $1.3 million a year earlier.

     The higher operating loss in 1997 resulted mostly from the establishment of reserves for pipeline settlements and

receivables. Lower gross margins and higher overhead costs also contributed. The 1997 fourth quarter results

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reflect primarily more effective collection efforts and favorable revisions of the pipeline and receivables reserves late in the year.

     Throughput for this part of the company was 856.4 billion

cubic feet of natural gas in 1997, an increase of 429.3 billion from 1996. In the fourth quarter of 1997, throughput was 254.5 billion cubic feet, an increase of 130.6 billion. Electricity marketed in 1997 totaled 25.2 million megawatt-hours, five times the volume of 1996.

     In addition, the energy marketing segment recorded a non-

operating charge of $7 million in 1997 for the write-down of the carrying value of CNG's interests in four independent power

plants. This charge reduced overall results for this segment, but did not affect its pretax operating loss.

     Consolidated Natural Gas Company is one of the nations

largest producers, transporters and distributors of natural gas,

and offers energy marketing services throughout North America.

The company's natural gas transmission and distribution

operations serve customers in Ohio, Pennsylvania, Virginia, West

Virginia, New York and other states in the Northeast and Mid-

Atlantic regions. CNG explores for and produces natural gas and oil in the United States and Canada. The company also selectively participates in energy businesses abroad.

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Consolidated Natural Gas Company (CNG)

Years Ended December 31,               1997            1996

Total operating revenues             $5,710,020,000

$3,794,309,000

Net income                        (A)$  304,380,000  (B)$

298,273,000

Earnings per common share - basic          (A)$3.21

(B)$3.17

Earnings per common share - diluted           $3.15

$3.13

Average common shares - basic            94,868,000

94,076,000

Average common shares - diluted         100,460,000

99,215,000


Three Months Ended December 31,        1997            1996

Total operating revenues             $1,850,090,000

$1,229,218,000

Net income                        (A)$   89,366,000  (C)$

87,974,000

Earnings per common share - basic          (A)$0.94

(C)$0.93

Earnings per common share - diluted           $0.92

$0.91

Average common shares - basic            95,176,000

94,494,000

Average common shares - diluted         100,859,000

100,177,000


(A) Includes a non-cash charge related to the writedown of Canadian oil producing properties amounting to $6.7 million after taxes, or 7 cents a share (basic). Without this item, net income would have been $311.1 million, or $3.28 a share (basic), in 1997 and $96.1 million, or $1.01 a share (basic), in the fourth quarter.
(B) Includes special charges related to workforce reductions amounting to $9.9 million after taxes, or 10 cents a share (basic). Without this item, net income would have been $308.2 million, or $3.27 a share (basic), in 1996.
(C) Includes special charges related to workforce reductions amounting to $7.8 million after taxes, or 8 cents a share (basic). Without this item, net income would have been $95.8 million, or $1.01 a share (basic) in the fourth quarter of 1996.

CNG's recent news releases are available 24 hours a day on the Internet, by fax machine, or by voice recording. On the
Internet, use CNG's web site: http://www.cng.com   For faxing,
call 1-800-758-5804 on a touch-tone phone and enter CNG's extension number, which is 203456. From a menu, you will then be able to select releases that will be faxed to you immediately without charge. For voice recordings, call 1-888-CNG-NEWS. This line is toll-free.
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This press release contains forward-looking statements. The company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for fiscal 1998, and thereafter, include many factors that are beyond the company's ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors include, but are not limited to, weather conditions, economic conditions in the companys service territory, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts and other uncertainties.